UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2024

PHX MINERALS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-31759	73-1055775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1320 South University Drive Suite 720
Fort Worth, Texas		76107
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (405) 948-1560

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01666 par value	PHX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K amends the Current Report on Form 8-K filed on July 17, 2024 (the “Original Form 8-K”) to correct the Date of Report on the cover page and clarify the disclosure regarding the effective date of event reported under Item 5.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 17, 2024, the Board approved the Second Amended and Restated Bylaws, amending the previously effective First Amended and Restated Bylaws. The approval of the Second Amended and Restated Bylaws was made subject to and effective upon the court entering the Stipulation and Order dismissing the Complaint (defined below). The Stipulation and Order dismissing the Complaint was entered by the court on July 15, 2024 and the Second Amended and Restated Bylaws became effective on July 15, 2024. The bylaws were modified as follows, in addition to other immaterial amendments:

Section 1.15 stated previously that:

“Whenever the vote of stockholders at any annual or special meeting thereof is required or permitted to be taken for or in connection with any corporate action, such action may be taken without a meeting, without prior notice and without a vote of stockholders, if a consent or consents in writing, setting forth the action taken, shall be signed by the holders of seventy-five percent (75%) of the outstanding shares of Common Stock and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Stockholders are recorded.

Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, postage prepaid, return receipt requested.

Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section 1.15 to the Corporation, written consents signed by the holders of the requisite number of shares of outstanding Common Stock are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, postage prepaid, return receipt requested.

An electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section 1.15, provided, that any such electronic transmission sets forth or is delivered with information from which the Corporation can determine that the electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder.”

Section 1.15 has been revised as follows:

“… or consents in writing, setting forth the action taken, shall, consistent with Section 228(a) of the DGCL, be signed by an amount of holders of the outstanding shares of Common Stock not less than the minimum number of votes that would be necessary to authorize or take such action at any annual or special meeting at which all shares entitled to vote thereon were present and voted, …

…

No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the first date on which a consent is so delivered in the manner required by this Section 1.15 to the Corporation…

…

An electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written and signed for the purposes of this Section 1.15...”

Item 7.01 Regulation FD Disclosure.

On April 24, 2024, plaintiff William Schilling (“Plaintiff”) filed a Verified Stockholder Class Action Complaint (the “Complaint”) in the Court of Chancery of the State of Delaware against the Company and the members of its board of directors (the “Board”), captioned Schilling v Stephens, et al., C.A. No. 2024-0433-NAC (the “Action”). In the Action, Plaintiff alleged that certain provisions in the Amended and Restated Bylaws of PHX Minerals Inc. (the “Bylaws”) violated the terms of 8 Del. C.§ 228. While the Company and the Board deny completely all of the allegations of wrongdoing in the Complaint, on June 17, 2024, the Board approved an amendment to the Bylaws. As a result of this amendment of the Bylaws, Plaintiff agreed that his claims were moot, and the Company agreed to pay $150,000 in fees and expenses to Plaintiff’s counsel. On July 15, 2024, the Court entered a Stipulation and Order providing that Plaintiff’s Action would be dismissed with prejudice only as to Plaintiff and the case will be closed. The Court has not passed on the amount of fees and expenses. Plaintiff’s Counsel are Christopher J. Kupka, Esq., of Fields Kupka & Shukurov LLP, (212) 231-1500, Adrienne Bell of Kaskela Law LLC, (484) 258-1585, and F. Troupe Mickler IV, Esq. of Ashby & Geddes, P.A. (302) 654-1888. The Company’s counsel are Evan Lechtman, Esq. and Adam V. Orlacchio, Esq. of Blank Rome LLP, (302) 425-6429.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Second Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHX MINERALS INC.

Date:	July 19, 2024	By:	/s/ Chad L. Stephens
Chad L. Stephens Chief Executive Officer